Exhibit 99.1

N e w s R e l e a s e Chesapeake Energy Corporation P. O. Box 18496 Oklahoma City, OK 73154

FOR IMMEDIATE RELEASE

JANUARY 12, 2006

INVESTOR CONTACT: JEFFREY L. MOBLEY, CFA SENIOR VICE PRESIDENT – INVESTOR RELATIONS AND RESEARCH (405) 767-4763	MEDIA CONTACT: THOMAS S. PRICE, JR. SENIOR VICE PRESIDENT – CORPORATE DEVELOPMENT (405) 879-9257

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2006 FOURTH

QUARTER AND FULL YEAR FINANCIAL AND OPERATIONAL

RESULTS RELEASE DATE AND CONFERENCE CALL

OKLAHOMA CITY, OKLAHOMA, JANUARY 12, 2007 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2006 fourth quarter and full year financial and operational results release to be issued after the close of trading on the New York Stock Exchange on Thursday, February 22, 2007.

The company has also scheduled a conference call to discuss the release for Friday morning, February 23, 2007 at 9:00 am EST. The telephone number to access the conference call is 913-981-5543 and the confirmation code is 5800842. We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EST.

For those unable to participate in the conference call, a replay will be available for audio playback at 12:00 pm EST on February 23, 2007 and will run through midnight Thursday, March 8, 2007. The number to access the conference call replay is 719-457-0820 and the passcode for the replay is 5800842.

The conference call will also be webcast live on the Internet and can be accessed by going directly to the Chesapeake website at www.chkenergy.com and selecting “News & Events” section. The webcast of the conference call will be available on the company’s website indefinitely.

Chesapeake Energy Corporation is the third largest independent producer of natural gas in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and corporate and property acquisitions in the Mid-Continent, Barnett Shale, Fayetteville Shale, Permian Basin, Delaware Basin, South Texas, Texas Gulf Coast, Ark-La-Tex and Appalachian Basin regions of the United States. The company’s Internet address is www.chkenergy.com.